Exhibit 11.2

                         ATLANTIC BEVERAGE COMPANY, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                                                 Three Months
                                                                     Ended
                                                                 March 31, 1997
                                                                 --------------

NET INCOME                                                       $      169,042

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                            6,655,993
                                                                 ---------------
NET INCOME PER COMMON SHARE                                      $          .03
                                                                 ===============
COMPUTATION OF WEIGHTED AVERAGE
  COMMON SHARES OUTSTANDING:

     Shares outstanding as of March 31, 1997                          6,801,142

     Less - Treasury stock                                             (404,532)

     Impact of dilutive stock options as of March 31, 1997              259,383
                                                                 ---------------
                                                                      6,655,993
                                                                 ===============


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